UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2010

FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation (State or other jurisdiction of incorporation)	000-51404 (Commission File Number)	35-6001443 (IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03(a). Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2010, the board of directors of the Federal Home Loan Bank of Indianapolis (the “Bank”) approved and adopted amendments to Articles II and III of the Bank’s bylaws.

Article II, Section 1 of the bylaws was amended to specify the Bank’s responsibility to issue an Annual Report in compliance with Securities and Exchange Commission regulations.

Article III of the bylaws was amended to comply with the Federal Housing Finance Agency’s final regulation on Federal Home Loan Bank (“FHLBank”) Boards of Directors: Eligibility and Elections, which requires each FHLBank to include in its bylaws the procedures it intends to use for the nomination and election of the independent directors and the annual designation of public interest directorships.  These matters are now addressed in Article III, Section 2.  In addition, Article III was amended to include information regarding the compensation of the directors (Section 12) and the handling of vacancies on the board (including Chairman or Vice Chairman vacancy) (Sections 8 and 13).

A copy of the bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

A copy of the bylaws of Federal Home Loan Bank of Indianapolis, as amended on May 21, 2010, is attached hereto as Exhibit 3.2 to this report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 24, 2010

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ CINDY L. KONICH
Cindy L. Konich
Senior Vice President – Chief Financial Officer

By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President – Administration, General Counsel and Corporate Secretary

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